CONVERTIBLE PROMISSORY NOTE

$485,000                                                   October 1, 2002
                                                      Salt Lake City, Utah

FOR VALUE RECEIVED, CBL ACQUISITION CORP., a Utah corporation ("Company"), hereby promises to pay to the order of Robert Stephen Scammell ("Lender") the principal sum of Four Hundred Eighty-Five Thousand and no/100 Dollars ($485,000.00) together with accrued interest thereon as provided below, on or before the Maturity Date (as that term is defined in Section 1 below) at the offices of Lender, or at such other address as Lender may specify in writing.

     1. "Maturity Date" shall mean the earlier of (i) September 1, 2004, and (ii) the date that Company closes one or more equity or debt financings which, when combined with all other equity or debt financings from and after the date hereof, in the aggregate results in Company receiving gross proceeds of not less than Ten Million and no/100 Dollars ($10,000,000.00) ("Financing Target"). Company shall provide Lender with at least fifteen (15) days' prior written notice of the expected receipt of any financing which would result in the attainment of the Financing Target. Receipt of such notice shall not prejudice Lender's ability to convert any or all of the principal sum and accrued interest hereunder (pursuant to Section 8, below).

     2. Interest shall accrue on the unpaid principal amount of this Note at the rate of seven percent (7%) per annum, computed on the basis of the actual number of days elapsed and a year of 365 days.

     3. Company's obligations under this Note are secured by: (i) the collateral described in that certain Security Agreement between Company, Lender and Trinity Companies, Inc. ("Parent") dated as of the date hereof ("Security Agreement"); (ii) the shares of capital stock ("Pledged Stock") described in Section 5 of the Security Agreement; and (iii) the collateral relating to Competency Based Learning, Pty. Ltd ACN 084 763 780 ("CBL-Australia") and ACN 082 126 501 Pty. Ltd. ("ACN") described in those certain security agreements by and between Lender and each of CBL-Australia and ACN both dated as of an even date herewith (the "Australian Security Agreements"). A UCC-1 Financing Statement and/or Australian equivalent will be filed to perfect the security interests granted therein.

     4. Company may prepay this Note at any time, in whole or in part, so long as it provides Lender written notice of Company's intent to prepay (in whole or in part) at least fifteen (15) days prior to the date of prepayment specified in said notice. Receipt of such notice shall not prejudice Lender's ability to convert any or all of the principal sum and accrued interest hereunder (pursuant to Section 8, below). Acceptance by Lender of any partial payment shall not be deemed to constitute a waiver by Lender to require prompt payment of the Note on the Maturity Date, or as otherwise provided herein. Any partial payment will be applied (a) first, to the payment of accrued interest, and (b) second, to the extent that the amount of such prepayment exceeds the amount of all such accrued interest, to the payment of principal.

     5. In the event of any action to enforce payment of this Note, in addition to all other relief, the prevailing party in such action shall be entitled to reasonable attorneys' fees and expenses.

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     6.   Company hereby waives presentment, protest and demand, notice of protest, demand, nonpayment or dishonor.

     7. Each of the following shall constitute an event of default ("Event of Default") under this Note:

               a. Default in Payment. If Company fails to make any payment due and payable under the terms of this Note, and such payment shall not have been made within ten (10) days of Company's receipt of Lender's written notice to Company of such failure to pay;

               b. Representations and Warranties. If any of the representations and warranties made by Company herein shall be false or misleading in any material respect when made;

               c. Default Under the Security Agreements. If an Event of Default shall have occurred under and as defined in the Security Agreement or the Australian Security Agreements;

               f. Voluntary Bankruptcy or Insolvency Proceedings. If Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of any of its creditors, (iii) be dissolved or liquidated in full or in part, suspends its normal business operations or otherwise fails to continue to operate its business in the ordinary course, (iv) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it or (v) take any action for the purpose of effecting any of the foregoing; or

               g. Involuntary Bankruptcy or Insolvency Proceedings. If proceedings for the appointment of a receiver, trustee, liquidator or custodian of Company or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced, and an order for relief entered or such proceeding shall not be dismissed or discharged within sixty
          (60) days of commencement.

               Merger Indemnification. If Company shall have breached its indemnification obligations under Section 11 of that certain Agreement and Plan of Reorganization or Stock Purchase Agreement by and between Company, Trinity Companies, Inc. and Competency Based Learning, Inc. and such default shall not have been cured within thirty (30) days of Company's receipt of Lender's written notice of default. In the event of an Event of Default under this
          Section 7, Lender shall, by written notice to Company, be entitled to accelerate all unpaid principal and interest under this Note. Waiver of any Event of Default will not constitute a waiver of any other or subsequent Event of Default.



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     8.   All or any portion of the principal sum, and all accrued interest thereon, from time to time outstanding hereunder, shall be convertible, at the option of Lender, at any time or from time to time after the date hereof, at the office of Parent, into such number of fully paid and nonassessable shares of common stock of Parent (the "Common Stock") as is determined by dividing the portion of the then outstanding principal balance hereunder, and accrued interest thereon, to be converted, by Two and no/100 Dollars ($2.00) (the "Conversion Price").

               Notwithstanding anything contained herein to the contrary, the right to convert the principal sum hereunder, and accrued interest thereon, shall lapse, and Lender shall no longer have the right to convert this Note, upon the payment in full of all sums (principal and interest) due hereunder.

     9. The Conversion Price and the number of shares shall be subject to adjustment from time to time in accordance with the following provisions:

               a. Subdivision or Combinations. In case Parent shall at any time subdivide its outstanding shares of Common Stock, the Conversion Price in effect immediately prior to such subdivision shall be proportionately decreased, and in case Parent shall at any time combine the outstanding shares of Common Stock, the Conversion Price in effect immediately prior to such combination shall be proportionately increased, effective at the close of business on the date of such subdivision or combination, as the case may be.


               b. Stock Dividends. In the case Company shall at any time pay a stock dividend with respect to Common Stock, then the Conversion Price in effect immediately prior to the record date for distribution of such dividend shall be adjusted to that price determined by multiplying the Conversion Price in effect immediately prior to such record date by a fraction (i) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend and (ii) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend.



               c. Number of Shares. Upon each adjustment pursuant to subsections a. or b. of this Section 9, Lender shall thereafter (until another such adjustment) be entitled to purchase, at the adjusted Conversion Price, the number of shares of Common Stock, calculated to the nearest full share, obtained by recalculating the number of shares of Common Stock pursuant to Section 9 hereof.

          d. Reclassification or Merger. In case of any reclassification, change or conversion of shares of Common Stock (other than as a result of a subdivision or combination described
          above), Parent, or such successor or purchasing corporation, as the case may be, shall duly execute and deliver to Lender a new Note so that Lender shall have the right to receive, in lieu of the shares of Common Stock theretofore issuable upon conversion of this Note, the kind and amount of shares of stock, other securities, money and property receivable
          upon such reclassification, change or merger by Lender of
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          the number of shares of Common Stock then purchasable under this Note. Such new Note shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 9. The provisions of this subsection d, shall similarly apply to successive reclassifications, changes, and mergers.

          e. Notice of Adjustment. Upon any adjustment of the Conversion Price and any increase or decrease in the number of shares of Common Stock upon the conversion of this Note; then, and in each such case, Parent, within five (5) days thereafter, shall give written notice thereof to Lender, at the address of Lender as shown on the books of Parent, which notice shall state the Conversion Price, as adjusted and the increased or decreased number of shares of Common Stock purchasable upon the conversion of this Note, setting forth in reasonable detail the method of calculation of each.

     10. As long as any principal or accrued interest remains outstanding under this Note, Company and Parent shall cause the number of seats on Company's board of directors to remain at five (5).

     11. Parent will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the conversion of this Note. Issuance of this Note shall constitute full authority to Parent's officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock issuable upon the conversion of this Note.

     12. As of the date of this Note, Parent hereby represents and warrants to Lender that it is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah and has all requisite corporate power and authority to carry on its business and to make the representations, warranties and covenants contained in Sections 8 through 12 of this Note and
          Section 5 of the Security Agreement.

     13. As of the date of this Note, Company hereby represents and warrants to Lender that it is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah and has all requisite corporate power and authority to carry on its business and to issue this Note, the Security Agreement, and the Australian Security Agreement.

     14. This Note is to be governed by and construed in accordance with the laws of the State of Utah.



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     IN WITNESS WHEREOF, this Note is hereby executed as of the date first set forth above:


                         CBL ACQUISITION CORP.

                         By: ____________________________

                         Name: __________________________

                         Title: ___________________________


     Parent hereby agrees to be bound by the provisions of Sections 8 through 12 of the foregoing Convertible Promissory Note, but does not thereby assume any personal liability for payment of the Note except through the issuance of Parent's capital stock upon conversion of the Note.

                         TRINITY COMPANIES, INC.

                         By: _______________________
                         Name:_____________________
                         Title:______________________



















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